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Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We consent to the use in the Registration Statement on Form S-3 of Uranium Resources, Inc. (the "Company") of our report dated March 18, 2013, relating to our audits of the consolidated financial statements as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012, and internal control over financial reporting as of December 31, 2012, incorporated by reference in the Prospectus, which is a part of the Registration Statement. We also consent to the reference to our firm under the caption "Experts."

HEIN & ASSOCIATES LLP

/s/ Hein & Associates LLP

Dallas, Texas
April 17, 2013

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  Exhibit 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS